Exhibit 99

                                                  contact
                                                  Perry Chlan
                                                  (312) 875-7079

                                            FOR IMMEDIATE RELEASE
February 7, 1995



                  Sears, Roebuck Reports 1994 Earnings

     CHICAGO -- Sears, Roebuck and Co. today reported fourth-quarter consolidated net income of $685 million, or $1.74 per common share, compared with net income of $545 million, or $1.39 per common share, in 1993.
     Fourth-quarter earnings included a $195-million extraordinary gain resulting from the early extinguishment of debt related to Sears Tower, a $104-million provision for additional California earthquake catastrophe losses announced by The Allstate Corporation in January, and an $80-million charge for Allstate's early retirement program.
Excluding these items, fourth-quarter income would have been $674 million, or $1.71 per common share.
     For 1994, Sears reported consolidated net income of $1.45 billion, or $3.66 per common share, which included $781 million in insurance catastrophe losses from the California earthquake (net of a $65-million benefit after taxes and minority interest from the release of other catastrophe reserves), the extraordinary gain resulting from the early extinguishment of debt related to Sears Tower and the charge for Allstate's early retirement program. Excluding these items, 1994 income would have been $2.12 billion, or $5.38 per common share.
                                - more -

     Consolidated net income in 1993 was $2.37 billion, or $6.13 per common share, which included an $87-million favorable tax adjustment resulting from federal income tax legislation, a $635-million gain from the initial public offering of Allstate, $176 million of income from discontinued operations and $211 million of extraordinary losses related to the early pay down of debt. Excluding these items, 1993 income would have been $1.69 billion, or $4.33 per common share.
     Sears Chairman and Chief Executive Officer Edward A. Brennan said, "Although several unusual items impacted our results, the fundamental operating performance of Sears Merchandise Group and Allstate continues to be strong, which positions them well going forward as two separate entities.
     "The Merchandise Group turned in its best income performance since 1984," Brennan said, "while Allstate's underlying business performance was the best in its company's history, excluding the impact of the earthquake." Brennan said Sears corporate expenses in 1994 declined to $34 million from $127 million in 1993, primarily due to its successful corporate repositioning program.
     Consolidated revenues for 1994 rose 6.1 percent to $53.92 billion from $50.84 billion in 1993. Revenues for the fourth quarter rose 5.3 percent to $15.44 billion from $14.66 billion for the same period in 1993.
     Sears said it was proceeding on its proposed spin-off of its 80.2 percent ownership of Allstate to Sears shareholders in mid-1995.
Shareholders will be asked to vote on the proposed spin-off at a special shareholders meeting in the spring.
                                - more -

Sears Merchandise Group
     Merchandise Group income for 1994 increased 18.4 percent to $890 million from $752 million in 1993. Brennan said the Merchandise Group recorded improved operating results for the second consecutive year, as revenues grew 8.7 percent and earnings increased 28.0 percent over 1993, excluding a $56 million favorable impact from federal income tax legislation in 1993. Revenues for 1994 were $32.12 billion, compared with $29.56 billion in 1993.
     Domestic operations income for 1994 increased 20.7 percent to $897 million from $744 million in 1993. Income for 1994 increased 30.5 percent over 1993, excluding the tax adjustment. The 8.3 percent comparable-store sales increase during 1994, following an 8.9 percent comparable-store sales increase in 1993, reflects the gain in market share over the past two years. The growth was driven by robust durable-goods sales throughout the year and strong apparel sales during the fourth quarter, following the completion of the remodeling of 140 stores.
     Gross margins as a percentage of merchandise sales declined to 29.0 percent from 29.3 percent due to a shift in the sales mix as a result of the strong home-group sales and the competitive retail environment. The ratio of selling and administrative expenses to revenues for the year improved to 25.8 percent from 26.6 percent in 1993, as a result of the revenue growth and ongoing expense reductions. Domestic credit operations contributed to the income improvement as a result of a lower provision for uncollectible accounts due to a favorable trend in write-offs and higher net finance charge income due to receivables growth.
                                - more -

     International operations posted a loss of $7 million in 1994, compared with income of $8 million in 1993, due to lower results at Sears Mexico resulting from its merchandising repositioning program earlier in the year and the peso devaluation in the fourth quarter.
     For the fourth quarter, Merchandise Group income rose 17.5 percent to $365 million from $310 million in 1993. Revenues were $9.93 billion, compared with $9.29 billion in 1993. Domestic operations income rose to $359 million from $291 million for the same period in 1993. The income improvement was due to higher revenues, a lower provision for uncollectible credit accounts and a lower ratio of selling and administrative expenses to revenues, which were partially offset by lower gross margins due to the competitive retail environment.
International operations reported income of $6 million, compared with $19 million in 1993.
Allstate Insurance Group
     Allstate reported 1994 income of $388 million, after minority interest of $96 million, compared with record 1993 income of $1.16 billion, after minority interest of $141 million. Brennan said although the forces of nature seriously impacted Allstate's earnings for the year, it reported exceptional operating results in its core property, liability and life insurance businesses. The 1994 results were impacted by pretax catastrophe losses of $1.5 billion related to the California earthquake (net of a $125-million pretax benefit from the release of other catastrophe reserves). The establishment of estimated losses is an inherently uncertain process and there can be no assurance that ultimate losses will not exceed estimated losses.
                                - more -

     Property-liability income in 1994 was $312 million, compared with $1.19 billion in 1993. Favorable trends in automobile claims, higher investment income and a lower expense ratio were more than offset by California earthquake losses.
     Income from life operations in 1994 rose 29.4 percent to $211 million from $163 million in 1993. The improvement was primarily due to stronger operating income.
     Allstate revenues for 1994 were $21.46 billion, compared with $20.95 billion in 1993.
     For the fourth quarter, Allstate reported income of $131 million, after minority interest of $32 million, compared with income of $208 million, after minority interest of $51 million, for the same period in 1993. In the fourth-quarter, about 600 Allstate employees accepted the early retirement program, which resulted in an $80-million charge (after taxes and minority interest) and will save the company about $28 million annually (after taxes and minority interest). The quarter also included $104 million (after taxes and minority interest) in additional California earthquake catastrophe losses.
     For the fourth quarter, Allstate property-liability income was $144 million, compared with $228 million in 1993. Income from life operations for the fourth quarter was $29 million, compared with $42 million in 1993.
     Revenues for the quarter increased 2.8 percent to $5.43 billion from $5.28 billion for the same period in 1993.
     Sears operations include Sears Merchandise Group, its 80.2 percent ownership in Allstate, Homart Development Co., and Corporate, which includes its interests in Prodigy Services Company and Advantis.
                                 - 30 -

SEARS, ROEBUCK AND CO.
CONSOLIDATED INCOME

                                                     Quarter Ended December 31,
(millions, except per                                                    Percent
 common share data)                                1994         1993      Change
Revenues
 Sears Merchandise Group                        $   9,934   $    9,289     6.9
Allstate Insurance Group                            5,430        5,283     2.8
Corporate and Homart                                   85          105   (19.5)
Intergroup transactions                                (9)         (13)     -
     Total revenues                                15,440       14,664     5.3

Expenses
 Costs and expenses                                 14,174       13,642     3.9
Restructuring                                         154           -       -
Interest                                              359          351     2.5
      Total expenses                               14,687       13,993     5.0

Operating income                                       753          671    12.2
Other income                                            24          167   (85.6)
Gain on sale of subsidiary's stock                      -            -       -

Income before income taxes and
 minority interest                                     777          838    (7.3)

Income taxes                                           241          230     4.8

Minority interest                                      (46)         (63)     -

Income from continuing operations                      490          545   (10.0)

Discontinued operations, net of income taxes
 Operating income                                       -            -       -
 Loss on disposal                                       -            -       -

Income before extraordinary gain (loss)                490          545   (10.0)

Extraordinary gain (loss) related to
 early extinguishment of debt                          195           -       -

Net income                                      $      685   $      545    25.8

Income from continuing operations
  consists of:
 Sears Merchandise Group                        $      365   $      310    17.5
Allstate Insurance Group                              131          208   (37.0)
Homart                                                  3           19   (85.9)
Corporate and other                                    (9)           8      -
Gain on the initial public offering of
  The Allstate Corporation                              -            -       -

Income from continuing operations               $      490   $      545   (10.0)

Earnings per common share, after
  allowing for dividends on preferred shares:
    Income from continuing operations           $     1.24   $     1.39
    Discontinued operations                             -            -

    Income before extraordinary gain (loss)           1.24         1.39

    Extraordinary gain (loss)                         0.50           -

Net income                                      $     1.74   $     1.39

Average common and common
  equivalent shares outstanding                      389.8        385.4

                                                    Year Ended December 31,
(millions, except per                                                 Percent
 common share data)                               1994        1993     Change

Revenues
Sears Merchandise Group                       $   32,122   $  29,565      8.7
Allstate Insurance Group                          21,464      20,946      2.5
Corporate and Homart                                 376         403     (6.7)
Intergroup transactions                              (42)        (76)      -
     Total revenues                               53,920      50,838      6.1

Expenses
 Costs and expenses                                50,696      47,234      7.3
Restructuring                                        154          -        -
Interest                                           1,450       1,498     (3.3)
      Total expenses                              52,300      48,732      7.3

Operating income                                    1,620       2,106    (23.1)
Other income                                          108         217    (50.5)
Gain on sale of subsidiary's stock                     -          635       -

Income before income taxes and
 minority interest                                  1,728       2,958    (41.6)

Income taxes                                          358         401    (10.6)

Minority interest                                    (111)       (148)      -

Income from continuing operations                   1,259       2,409    (47.7)

Discontinued operations, net of income taxes
 Operating income                                      -          240       -
 Loss on disposal                                      -          (64)      -

Income before extraordinary gain (loss)             1,259       2,585    (51.3)

Extraordinary gain (loss) related to
 early extinguishment of debt                         195        (211)      -

Net income                                     $    1,454   $   2,374    (38.8)

Income from continuing operations
  consists of:
Sears Merchandise Group                       $      890   $     752     18.4
Allstate Insurance Group                             388       1,160    (66.6)
Homart                                                15         (11)      -
Corporate and other                                  (34)       (127)      -
Gain on the initial public offering of
  The Allstate Corporation                             -          635       -

Income from continuing operations              $    1,259   $   2,409    (47.7)

Earnings per common share, after
  allowing for dividends on preferred shares:
    Income from continuing operations          $     3.16   $    6.22
    Discontinued operations                            -         0.46

    Income before extraordinary gain (loss)          3.16        6.68

    Extraordinary gain (loss)                        0.50       (0.55)

Net income                                     $     3.66   $    6.13

Average common and common
  equivalent shares outstanding                     388.9       382.9


SEARS, ROEBUCK AND CO.
SEARS MERCHANDISE GROUP
STATEMENTS OF INCOME

                                                  Quarter Ended
                                                   December 31,
(millions)                                       1994        1993

Revenues
   Merchandise sales and services             $   9,023   $   8,462
   Credit revenues                                  911         827
       Total revenues                             9,934       9,289

Costs and expenses
   Cost of sales, buying and occupancy            6,359       5,997
   Selling and administrative                     2,415       2,325
   Provision for uncollectible accounts             197         229
   Interest                                         325         262
       Total costs and expenses                   9,296       8,813

Operating income                                    638         476

Other income                                         13          64

Income before income taxes
  and minority interest                             651         540

Income taxes                                        273         218

Minority interest                                   (13)        (12)

Group income                                  $     365   $     310


Contribution to Group Income

  Domestic operations                         $     359   $     291
  International operations                            6          19

Group income                                  $     365   $     310

                                                    Year Ended
                                                   December 31,
(millions)                                       1994        1993

Revenues
   Merchandise sales and services             $  28,548   $  26,292
   Credit revenues                                3,574       3,273
       Total revenues                            32,122      29,565

Costs and expenses
   Cost of sales, buying and occupancy           20,327      18,759
   Selling and administrative                     8,323       7,861
   Provision for uncollectible accounts             698         821
   Interest                                       1,255       1,043
       Total costs and expenses                  30,603      28,484

Operating income                                  1,519       1,081

Other income                                         25          99

Income before income taxes
  and minority interest                           1,544       1,180

Income taxes                                        640         421

Minority interest                                   (14)         (7)

Group income                                  $     890   $     752


Contribution to Group Income

  Domestic operations                         $     897   $     744
  International operations                           (7)          8

Group income                                  $     890   $     752

SEARS, ROEBUCK AND CO.
SEARS MERCHANDISE GROUP
SUPPLEMENTARY DOMESTIC OPERATIONS INFORMATION
                                                   Quarter Ended
                                                    December 31,
(millions, except number of stores)               1994        1993

Revenues
 Domestic merchandising sales
   and services                               $   7,947   $    7,394
 Domestic credit revenues                           828          753
   Total revenues                                 8,775        8,147

Costs and expenses
 Cost of sales, buying and occupancy              5,607        5,169
 Selling and administrative                       2,130        2,041
 Provision for uncollectible accounts               177          229
 Interest                                           285          222
   Total costs and expenses                       8,199        7,661

Operating income - Domestic operations        $     576   $      486


Pretax LIFO charge (credit)                   $     (58)  $      (31)


                                                     Year Ended
                                                    December 31,
 (millions, except number of stores)              1994          1993

 Revenues
  Domestic merchandising sales
    and services                              $   25,341    $   23,045
  Domestic credit revenues                         3,249         2,970
    Total revenues                                28,590        26,015

 Costs and expenses
  Cost of sales, buying and occupancy             17,990        16,300
  Selling and administrative                       7,390         6,920
  Provision for uncollectible accounts               650           795
  Interest                                         1,095           883
    Total costs and expenses                      27,125        24,898

 Operating income - Domestic operations       $    1,465    $    1,117


 Pretax LIFO charge (credit)                  $      (34)   $        5

 Domestic inventories   -  FIFO               $    4,284    $    3,750
                        -  LIFO               $    3,592    $    3,006

                                  Operating
                                Dec. 31, 1993    Opened
Domestic merchandising stores:

 Large Sized                          412             3
 Medium Sized                         374             6
 Small Hard Line                       13             -
 Total Multi-line Stores              799             9
 Specialty Stores                   1,018           176

                                              Operating
                              Closed/Sold   Dec. 31, 1994
Domestic merchandising stores:

 Large Sized                          (3)          412
 Medium Sized                         (1)          379
 Small Hard Line                      (4)            9
 Total Multi-line Stores              (8)          800
 Specialty Stores                    (54)        1,140

Gross Square Feet:
 December 31, 1993                  125.3
 Opened                               3.3
 Closed                              (0.9)
 December 31, 1994                  127.7

                                                   Quarter Ended
                                                    December 31,
Domestic credit revenues:                         1994        1993
 Gross finance charges and other revenues     $     908   $      866
 Funding cost on securitized receivables            (80)        (113)
   Total                                      $     828   $      753

                                                     Year Ended
                                                    December 31,
Domestic credit revenues:                         1994          1993
 Gross finance charges and other revenues     $    3,600    $    3,486
 Funding cost on securitized receivables            (351)         (516)
    Total                                     $    3,249    $    2,970

SEARS, ROEBUCK AND CO.
ALLSTATE INSURANCE GROUP
STATEMENTS OF INCOME

                                                    Quarter Ended
                                                     December 31,
(millions)                                         1994        1993

Revenues
  Property-liability insurance
   premiums earned                             $   4,300   $   4,138
  Life insurance premium
   income and contract charges                       246         289
  Investment income, less
   investment expense                                869         841
  Realized capital gains                              15          15
    Total revenues                                 5,430       5,283

Costs and expenses
  Property-liability insurance
   claims and claims expense                       3,522       3,337
  Life insurance policy benefits                     505         535
  Policy acquisition costs                           802         830
  Early retirement program                           154          -
  Interest                                            15          18
  Other operating costs and expenses                 287         309
    Total costs and expenses                       5,285       5,029

Income before income taxes (benefit)                 145         254

Income taxes (benefit)                               (18)         (5)

The Allstate Corporation income                      163         259

Minority interest                                    (32)        (51)

Group income                                   $     131   $     208

Contribution to Group Income

  Property-liability                           $     144   $     228
  Life                                                29          42
  Corporate interest expense and other costs         (10)        (11)
  Minority interest                                  (32)        (51)

Group income                                   $     131   $     208


                                                     Year Ended
                                                    December 31,
(millions)                                        1994        1993

Revenues
  Property-liability insurance
   premiums earned                            $  16,808   $  16,323
  Life insurance premium
   income and contract charges                    1,053       1,079
  Investment income, less
   investment expense                             3,401       3,324
  Realized capital gains                            202         220
    Total revenues                               21,464      20,946

Costs and expenses
  Property-liability insurance
   claims and claims expense                     14,665      12,922
  Life insurance policy benefits                  2,031       2,103
  Policy acquisition costs                        3,198       3,279
  Early retirement program                          154          -
  Interest                                           59          82
  Other operating costs and expenses              1,130       1,184
    Total costs and expenses                     21,237      19,570

Income before income taxes (benefit)                227       1,376

Income taxes (benefit)                             (257)         75

The Allstate Corporation income                     484       1,301

Minority interest                                   (96)       (141)

Group income                                  $     388   $   1,160

Contribution to Group Income

  Property-liability                          $     312   $   1,188
  Life                                              211         163
  Corporate interest expense and other costs        (39)        (50)
  Minority interest                                 (96)       (141)

Group income                                  $     388   $   1,160

SEARS, ROEBUCK AND CO.
ALLSTATE INSURANCE GROUP
SUPPLEMENTARY INFORMATION
                                                         Quarter Ended
                                                          December 31,
(millions, except ratios)                                1994       1993

Property-liability operations
Premiums written                                  $   4,269  $   4,107

Premiums earned                                   $   4,300  $   4,138
Claims and claims expense                             3,522      3,337
Underwriting expenses                                   961      1,005
Early retirement program                                132         -
Underwriting loss                                      (315)      (204)

Investment income, less expense                         405        383
Income tax benefit on operations                        (32)       (31)

Operating income                                        122        210

Realized capital gains, after-tax                        22         18

Property-liability income                         $     144  $     228

Catastrophe losses                                $     308  $     156

Operating ratios
     Claims and claims expense ratio                     81.9       80.7
     Expense ratio                                       25.4       24.2
     Combined ratio                                     107.3      104.9

     Effect of catastrophe losses on combined ratio       7.2        3.8
     Effect of the early retirement program on
       combined ratio                                     3.1         -
Life operations
  Statutory premiums and deposits                   $   1,323  $   1,165

  Premium income and contract charges               $     246  $     289
  Investment income, less expense                         464        457
  Policy benefits                                         505        535
  Early retirement program                                 22         -
  Operating costs and expenses                            128        134
  Income taxes on operations                               14         26

  Operating income                                         41         51

  Realized capital losses, after-tax                      (12)        (9)

  Life income                                       $      29  $      42



                                                           Year Ended
                                                           December 31,
(millions, except ratios)                                1994        1993
Property-liability operations
    Premiums written                                  $  17,009   $  16,615

    Premiums earned                                   $  16,808   $  16,323
    Claims and claims expense                            14,665      12,922
    Underwriting expenses                                 3,834       3,885
    Early retirement program                                132          -
    Underwriting loss                                    (1,823)       (484)

    Investment income, less expense                       1,573       1,460
    Income tax benefit on operations                       (415)        (63)

    Operating income                                        165       1,039

    Realized capital gains, after-tax                       147         149

    Property-liability income                         $     312   $   1,188

    Catastrophe losses                                $   1,988   $     546

    Operating ratios
       Claims and claims expense ratio                     87.2        79.2
       Expense ratio                                       23.6        23.8
       Combined ratio                                     110.8       103.0

       Effect of catastrophe losses on combined ratio      11.8         3.3
       Effect of the early retirement program on
         combined ratio                                     0.8          -
Life operations
    Statutory premiums and deposits                   $   4,539   $   4,086
    Invested assets, including Separate Accounts (1)  $  26,589   $  24,371

    Premium income and contract charges               $   1,053   $   1,079
    Investment income, less expense                       1,827       1,858
    Policy benefits                                       2,031       2,103
    Early retirement program                                 22          -
    Operating costs and expenses                            492         578
    Income taxes on operations                              109          87

    Operating income                                        226         169

    Realized capital losses, after-tax                      (15)         (6)

    Life income                                       $     211   $     163

(1) Fixed income securities are included in invested assets at amortized cost.